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                                                                   Exhibit 10.08



Confidential Treatment has been requested from the Securities and Exchange Commission with respect to certain portions of this Exhibit 10.08. Omitted portions have been filed with separately with the Commission.

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                                                                  EXHIBIT 10.08

                        SETTLEMENT AGREEMENT AND RELEASE

     This Agreement is entered into as of February 27, 1997 by and between the parties set forth below.

     The parties hereto are Aspect Vision Care Ltd. ("AVCL"), New Focus Health Care Ltd. ("NFHC"), Geoffrey Harrison Galley ("GHG"), Anthony David Galley ("ADG"), Barrie Bevis ("BB"), Albert Henry Morland ("AHM"), Ivor Atkinson ("I.A.") and Wilfred Trevor Brooker ("WTB"), which parties are sometimes referred to herein as the "Defendants" and Ocular Sciences Ltd., which was formerly known as Precision Lens Laboratories Ltd. ("OSL"), O.S.I. Corporation ("OSI") and John David Fruth ("JDF"), which parties are sometimes referred to herein as the "Plaintiffs".

                                    RECITALS

     A. Various of the parties hereto are parties to those certain actions in the High Court of Justice in England known as CH 1995 P 106 and CH 1995 GP 1116 and in the United States District Court for the Northern District of California under Docket Number C95-0054-VRW(CMP) (together the "Actions").

     B. The parties hereto wish to completely settle the Actions, and all other disputes between them, on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     I.   Definitions.

          1.01 The "Patent Owners" shall mean GHG, ADG, BB, AHM, and IA.

          1.02 The "Purchase and Supply Agreement" shall mean that certain Purchase and Supply Agreement between OSL and AVCL dated 30th September 1992.

          1.03 The "Patent License Agreement" shall mean that certain Patent License Agreement between the Patent Owners and OSL dated 30th September 1992.

          1.04 The "Exchange Agreement" shall mean that certain Exchange Agreement between the Patent Owners, JDF and OSI dated 30th September 1992.

          1.05 The "Patent Side Letter" shall mean that certain side letter between the Patent Owners and JDF dated 30th September 1992.

          1.06 The "GH Galley Consulting Agreement" shall mean that certain Consulting Agreement between GHG and OSL dated 30th September 1992.

          1.07 The "Morland Consulting Agreement" shall mean that certain Consulting Agreement between AHM and OSL dated 30th September 1992.

          1.08 The "AD Galley Employment Agreement" shall mean that certain Employment Agreement between ADG and OSL dated November 1992.



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          1.09 The "AD Galley Confidentiality and Invention Assignment
Agreement" shall mean that certain Employee Invention Assignment and Confidentiality Agreement between AD Galley and OSL effective March 1, 1988.

          1.10 The "1992 Agreements" shall mean all the agreements set forth in Sections 1.02 through 1.09 above.

     2.   Termination of Rights and Obligations under the 1992 Agreements,
License.

          2.01 Termination. The parties hereto shall have no further rights or obligations under the 1992 Agreements, except as set forth in Section 2.02 below.

          2.02 Exceptions.

               (a) Confidentiality: License. The parties hereto acknowledge that Section 8 of the Exchange Agreement, Section 11 of the Purchase and Supply Agreement, Section 4 of the GH Galley and Morland Consulting Agreements and the AD Galley Confidentiality and Invention Assignment Agreement contain confidentiality obligations of some or all of the parties hereto. These provisions are to remain in full force and effect; provided, however, that OSL hereby grants to AVCL and each of the Patent Owners a perpetual, royalty free license to use any confidential and/or proprietary OSL information that was in their possession, or which had been in their possession, as of 19th May 1994, the date of commencement of the first Action. AVCL and the Patent Owners shall treat any information licensed hereunder (the "Licensed Information") in the same manner as they treat their own confidential and/or proprietary information, and will not disclose the same to third parties except for appropriate business purposes, and only if such third party agrees in writing to maintain the confidentiality of such information. The provisions of this Section 2.02 are subject to the provisions of Section 13 hereof.

               (b) OSL Rights to AG Work Product. The parties further acknowledge that OSL has the right to use, disclose, copy and commercialize as it sees fit any work product or information generated by ADG in his capacity as an employee of OSL, whether or not inventive, including, without limitation, any software programs written by AG.

     3.   Termination of Actions and Release.

          3.01 Termination. Upon execution of this Agreement by each of the parties hereto, all actions and proceedings between the parties are to be terminated and dismissed with prejudice (or in such manner in the Actions before the High Court of Justice in England as will give similar effect). Each party shall instruct its attorneys to promptly take such actions as may be required or appropriate to effectuate such dismissals with prejudice, including, without limitation, filing of stipulations of dismissal in the form of Exhibits A-1, A-2 and A-3, hereto within one business day. No orders or motions for costs or damages will be sought or accepted by any party hereto against the other. All interlocutory orders and judgments (draft or otherwise) will be of no further force or effect.

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     3.02 Release.

          (a) Defendants' Release. Each of the Defendants, on behalf of itself or himself, and on behalf of its or his respective agents, officers, directors, employees, affiliates, predecessors and attorneys, and any persons or entities acting by, through, under, or in concert with any of them, hereby releases and forever discharges each of the Plaintiffs, and their respective agents, officers, directors, employees (including, without limitation, Carmen Lester), affiliates, predecessors and attorneys, and any persons acting by, through, under, or in concert with any of them, of and from any and all manner of action, actions or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, losses, damages, costs, or expenses, whether or not now known, claimed or suspected, fixed or contingent, which any of the Defendants now has, owns or holds, or at any time heretofore had, owned or held or ever claimed to have had, owned or held or may hereafter have, own or hold, based upon or arising from any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, including, without limitation, the matters set forth or which could have been set forth in the Actions, and matters arising from or relating to the Defendants' capacity as shareholders of OSI, including, without limitation, rights in derivative actions, provided, that this Release does not release and discharge the Plaintiffs from their respective obligations, agreements, acknowledgments, representations and warranties under this Agreement or the exhibits hereto.

          (b) Plaintiffs' Release. Each of the Plaintiffs, on behalf of itself and himself, and on behalf of its and his respective agents, officers, directors, employees, affiliates, predecessors and attorneys, and any persons or entities acting by, through, under, or in concert with any of them, hereby releases and forever discharges the Defendants, and their respective agents, officers, directors, employees, affiliates, predecessors and attorneys, and any persons acting by, through, under, or in concert with any of them, of and from any and all manner of action, actions or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, losses, damages, costs, or expenses, whether or not now known, claimed or suspected, fixed or contingent, which any of the Plaintiffs now has, owns or holds, or at any time heretofore had, owned or held or ever claimed to have had, owned or held or may hereafter have, own or hold, based upon or arising from any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, including, without limitation, the matters set forth or which could have been set forth in the Actions, and matters arising from or relating to the Defendants' capacity as shareholders of OSI, including, without limitation, rights in derivative actions, provided, that this Release does not release and discharge the Defendants from their respective obligations, agreements, acknowledgments, representations and warranties under this Agreement or the exhibits hereto.

          (c) Waiver. Notwithstanding the choice of law provisions set forth below, each of the parties understands and acknowledges that he or it is familiar with California Civil Code Section 1542, which provides as follows:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

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Each party expressly waives and relinquishes any rights it may have under Civil
Code Section 1542 or any other statute or common law principle with a similar effect as to the releases set forth above. In connection with such release, each of the parties acknowledges that he or it is aware that his or its attorneys or agents may hereafter discover claims or facts in addition to or different from those which he or it now knows or believes to exist, but that it is his or its intention to hereby fully, finally and forever to settle and release all of the disputes and differences, known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed between the parties to this Agreement, except as otherwise expressly provided herein. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different claim of fact.

          3.03 Covenant Not to Sue or Instigate Action. The Defendants and Plaintiffs each further agree not to institute, authorize, instigate or assist in the institution of any administrative, legal or governmental proceeding against the other, or the other's agents, officers, directors, employees, affiliates, predecessors and attorneys, arising from or related to the matters released above or any other matters arising on or before the date hereof, except and only to the extent required by law, and hereby represent and warrant that except for the Actions, as of the date hereof they have not so instituted, authorized, instigated or assisted in any such proceedings.

          3.04 Irrevocable. The provisions of this Section 3 are irrevocable and will not be affected by the breach or default of any other provision of this Agreement; provided, however, that nothing herein shall limit any other rights or remedies a party hereto may have on account of a breach or default of this Agreement.

          3.05 No Admission of Liability. Nothing herein shall be construed as an admission of liability by any party hereto, and the parties hereto acknowledge that this Agreement is being entered into by the parties to avoid the time and expense of further litigation.

          3.06 Exception. Nothing herein shall limit the parties future rights and obligations under that certain Registration Rights Agreement dated October 30, 1992 and that certain Shareholders Agreement also dated October 30, 1992, which agreements shall remain in full force and effect.

     4.   Payments to Defendants.

          4.01 Immediate Payment. Upon execution of this Agreement by each of the parties hereto, OSL shall pay to the Defendants the sum of $3,333,333. Any amounts due under this Section 4.01, and any amounts due under Section 4.02 below, may be paid by OSL to GHG on behalf of all Defendants.

          4.02 Deferred Payment. OSL shall also pay to the Defendants the additional amount of $6,666.667. Such payment shall be made upon the earlier of
(i) the first anniversary hereof, (ii) the initial public offering of the Common Stock of OSI or (iii) upon the acquisition of OSI in which the shareholders of OSI prior to the transaction own less than a majority of the surviving corporation. At the sole discretion of OSL, payment of up to $5 million of the total may be made in Common Stock of OSI having an agreed upon value of $20 per share, such that the number of shares issued in lieu of a cash payment of $5 million would be 250,000 shares. In the event that the Common Stock of OSI is subject to any subdivision or amalgamation prior to

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the issuance of such shares to the Defendants, then the number of shares issued shall be increased or diminished so that the total value of the shares issued equates to $5 million (or the applicable percentage thereof to be paid in stock) based on the agreed upon value of $20 per presently existing share.

          4.03 OSI Guaranty. Payment of the amounts due under Sections 4.01 and
4.02 above, whether in cash or shares, is hereby unconditionally guaranteed by OSI; provided, however, that this guaranty shall be subordinated to any obligations of OSI to its lender, and the Defendants agree to enter into any subordination agreement reasonably requested by such lender to effect the foregoing. If OSL fails to make any payment due or issue any shares due within three days after such is due, such obligation shall immediately become the obligation of OSI. The transfer of the obligation to OSI shall not however limit the Defendants' rights to take any action at law to secure such outstanding payment from OSL as well as OSI unless and until such outstanding obligation is paid in full. If the payment or shares due are not paid within 30 days of written notice of default by the Defendants to OSI, then the right to make partial payment in shares shall terminate and all outstanding sums shall be due in cash. Overdue amounts shall bear interest at the rate of prime plus 2%.

          4.04 Disclosure/Investment Representations. Each Defendant hereby represents and warrants to OSI and OSL as follows:

               (a) Such Defendant has had access to all information regarding OSI, and its business, assets, liabilities and financial condition that such Defendant reasonably considers important in agreeing to the $20 per share valuation set forth above, and such Defendant has had ample opportunity to ask questions of OSI's representatives concerning such matters. Without limiting the foregoing, the Defendants agree to keep confidential any OSI financial information provided to them pursuant to this Section 4.04(a), and to use such information only for the purpose of valuing OSI shares.

               (b) By reason of such Defendant's business or financial experience, such Defendant is capable of evaluating the merits and risks of this decision and has the ability to protect his or its own interests in this transaction. Each Defendant expressly acknowledges that he or it is very knowledgeable about the contact lens business. Such Defendant is making his or its investment decision in this regard based solely on the Defendant's own analysis of OSI, and such decision is not based on any representation, warranty or statement made by OSI, OSL or any of its officers or directors.

              (c) The Defendant understands and acknowledges that, in reliance upon the representations and warranties made by the Defendants herein, any shares issued to him or it will not be registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), or qualified under the California Corporate Securities Law of 1968, as amended (the "Law"), but instead will be issued under an exemption or exemptions from the registration and qualification requirements of such Act and Law, which impose certain restrictions on the Defendants' ability to transfer the certificates. Specifically, the Defendants understand that any shares issued to them will not be transferable unless registered under the Act and qualified under the Law, or unless an exemption from such registration or qualification is available. The Defendants acknowledge that they will be acquiring any shares issued to them pursuant to this Agreement for their own account for investment purposes and not with a view to, or for sale in connection with, a distribution of such shares within the meaning of the Act. The Defendants agree to execute an appropriate investment representation letter at the time that any shares are issued to them pursuant to this Agreement, and understand that any such shares will be appropriately legended to reflect the restrictions set forth herein.

               4.05 Mechanics of Payment. To the extent that cash is to be paid hereunder, payment shall be made to the Defendants in pounds sterling, at the spot dollar/sterling exchange rate published in the London Financial Times on the date of payment. Payment in cash shall be made to such accounts, by wire transfer or certified cheque drawn on a U.K. clearing bank, as OSL shall be instructed in writing by GHG. Payment in stock shall be made by stock certificates in such names as OSL shall be instructed in writing by GHG. The Plaintiffs shall have no obligation or responsibility for the division of any proceeds among the Defendants, and may rely entirely on instructions from GHG.

               4.06 No Setoff/Other Matters. With respect to payment hereunder, time is of the essence in this Agreement and all due payments and/or issuance of stock certificates in lieu of cash shall be made within three working days of the due date. Payment shall be due notwithstanding any dispute of any nature between the parties hereto whether related to this Agreement or any other matter. OSL expressly accepts that it shall have no right to setoff in relation to the payment to be made hereunder nor any cause whatsoever to withhold such payment. Notwithstanding the foregoing, nothing herein shall limit any other remedies OSL may have in the event of breach of this Agreement or otherwise.

               4.07 Taxes. The amounts set forth for payment to the Defendants herein are pre-tax amounts. It is understood that the amounts actually to be paid to the Defendants shall be net of any taxes to be withheld on account of such payment. The parties agree that there will be 25% withholding on any amounts paid by OSL hereunder, based on current law. The Defendants shall provide OSL with any information reasonably requested by OSL to assist it to determine the appropriate withholding amount. OSL shall provide the Defendants with appropriate certification of any payments made to any taxing authority in respect of such payments.

               4.08 Other Amounts. For the avoidance of doubt, the parties hereby confirm that no further amounts are owed (i) by AVCL to OSL under the Purchase and Supply Agreement or (ii) by OSL to the Patent Owners under the Patent License Agreement. OSL shall be entitled to the return of the approximately 768,000 pounds sterling held in escrow at Royal Bank of Scotland.

               4.09 Voting Trust. The parties acknowledge that, pursuant to
Section 8 hereof, the Patent Owners, OSI and Francis R. Tunney, Jr. are entering into a Voting Trust Agreement. It is agreed that any shares issued pursuant to
Section 4.02 hereof shall be subject to such Voting Trust Agreement and that the parties hereto will take any actions reasonably requested by OSI to implement the foregoing.

     5.   Additional Payment to AVCL.

          5.01 Payment. OSL will pay to AVCL a commission of [ ]* in respect of each and every lens which is a "Covered Product," as defined in Section 5.02 below, and which is sold by OSI or OSL, or their agents, during the three-year period commencing 1 January 1997, to any branch or franchise retail outlet of [ ]* operating in the United Kingdom. Such payment shall be made in respect of each quarterly period commencing on 1 January 1997 within 60 days of the end of each quarterly period, and shall be accompanied by a statement certified by the


                                      6


* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Financial Director of OSL listing the number of Covered Products sold to [ ]* in the United Kingdom in the quarterly period. OSL shall keep its records regarding such information for at least three years after the end of the relevant period. AVCL shall have the right, once per calendar year, upon 30 days prior written notice to OSL and OSI, to review OSL's and OSI's books and records regarding sales to [ ]* to verify the information provided to AVCL. Such audit shall be at the expense of AVCL; provided, however, that if as a result of such audit it is determined that the amounts owed to AVCL in any given quarter were understated by more than 5%, then the cost of such audit shall be borne by OSL. Upon the conclusion of any audit OSL shall pay to AVCL any amount underpaid to AVCL, and AVCL shall pay to OSL any amount overpaid to AVCL. AVCL shall maintain any information disclosed to them in confidence and shall not use such information for any purpose other than verifying the amounts owed to them hereunder.

          5.02 Covered Products. A "Covered Product" is any contact lens having, or labelled or otherwise claimed in writing to have, the characteristics listed on Exhibit B. A contact lens will not be considered a Covered Product if one or more of the parameters of such contact lens is outside the variance listed below relative to the parameters of Covered Products listed on Exhibit B.

               Lens Diameter                  [ ]* mm

               Lens Base Curve                [ ]* mm

               Lens Centre Thickness          [ ]* mm of nominal
                                              thickness [ ]* power, and
                                              normally incremented
                                              thickness throughout power
                                              range.

               Lens Water Content             [ ]*

A Covered Product that is manufactured from a material that incorporates an ultra-violet inhibitor shall continue to be a Covered Product. Inclusion or exclusion of a light handling tint will not affect whether a lens was considered a Covered Product. If another company acquires OSI or OSL, or OSI or OSL acquires another company, then the designs and brands of such other company will not be considered Covered Products; provided, however, that if such company sells OSI or OSL designs or brands, then such OSI or OSL designs or brands will be considered Covered Products to the extent that they are within the designated parameters.

     6. Stock Ownership. Upon the signing hereof, OSI will deliver to the Trustee under that certain Voting Trust Agreement (as defined in Section 8 below), for the benefit of the Patent Owners, share certificates for the shares of OSI Common Stock to which the Patent Owners are entitled on account of OSI's previous stock split. Separate certificates will be issued for the benefit of each of the Patent Owners in the amounts set forth below:

     Patent Owner                           Number of Shares
     ------------                           ----------------

     GHG                                         459,654
     ADG                                         206,580

                                        7

* Confidential treatment has been requested from the Securities and Exchange Commision. Omitted portions have been filed separately with the Commission.

     BB                                               32,400
     AHM                                              32,400
     IBA                                              16,200

     7. Registration Rights and Related Matters. Upon the signing hereof, OSI, the Patent Owners and other shareholders of OSI will enter into an Amendment to Registration Rights Agreement and Shareholder Agreement in the form attached hereto as Exhibit C to provide certain priority registration rights to the Patent Owners.

     8. Voting Trust Agreement. Upon the signing hereof, the Patent Owners, OSI and Francis R. Tunney, Jr., will enter into a Voting Trust Agreement in the form attached hereto as Exhibit D. In connection therewith, the Patent Owners will deliver to the Trustee all certificates held by them for shares of OSI stock.

     9. Patent License Agreement. Upon the signing hereof, the Patent Owners and OSL will enter into a Patent License Agreement in the form attached hereto as Exhibit E.

     10. Return of Documentation and Media. Within 60 days of the signing hereof, the parties will return to each other or destroy all documentation and other media which belongs to the other parties hereto, including, without limitation, documentation and other media discovered or otherwise obtained or provided pursuant to the Actions, and each party warrants to the other that within such 60 day period it will have returned or destroyed all documentation and media of the other party in its possession and will not have taken or retained any copies of such materials for future use. Notwithstanding the foregoing, it is understood that AVCL may retain a copy of the documentation and media to the extent that it is part of the Licensed Information. For the avoidance of doubt, all documentation and media relating primarily to the private affairs of ADG or the business of AVCL, and not materially related to OSL's or OSI's business, which were removed from ADG's office at OSL Nursling following termination of ADG's employment on 19th April 1994, shall be returned to the respective owners. As to any documentation or media held by legal counsel to the parties hereto, such may be returned by them, destroyed or retained by them, provided that if they elect to retain such information they must agree in writing to maintain the confidentiality of such information and not use such information for any purpose (other than in connection with an arbitration of this Agreement) or disclose such information to any person, including their clients. For the avoidance of doubt, and notwithstanding any other provision hereof, the Defendants and Plaintiffs each acknowledge that they do not have the right to use and are not using information that was obtained from the other after May 19, 1994, whether pursuant to the Actions or otherwise, except that nothing herein limits the provisions of the Patent License Agreement.

     11. Nondisparagement. The Plaintiffs hereby agree to not take any actions to disparage the Defendants, and the Defendants hereby agree not to take any actions to disparage the Plaintiffs, from and after the date hereof. AVCL, NFHC, OSL and OSI shall instruct their respective employees, distributors and agents to also not engage in any such disparagement. The foregoing shall not prevent the parties hereto from competing with each other in good faith and in a commercially reasonable manner.

     12. Press Releases. OSI and AVCL may each issue a press release in the forms attached hereto as Exhibits F-1 and F-2, respectively, within 15 days of the signing of this Agreement. Except for such press releases, no party hereto shall make any comment regarding


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


this settlement or the dispute or legal proceedings between them. Following the earlier of (i) the conclusion of such 15-day period or (ii) the issuance of the press releases, no further comments will be made by any party concerning the settlement or the disputes or legal proceedings between them, and any inquiry for further particulars shall be met with a reference to the above-mentioned press releases with no further comment. Nothing herein limits the ability of the parties to make necessary disclosures to professional advisors, potential investors or acquirors and government regulatory agencies. Notwithstanding the above, either party shall have the right to refute in detail any misrepresentations of the outcome of the Actions which are made by either party or its agents or distributors to customers or business associates of the other party. Such refutation may be made to the customer or associate to whom the misrepresentation has been made and/or to the person making the misrepresentation. The parties reserve the right to take action against any third party which continues to make such misrepresentations.

     13.  Confidentiality.

          13.01 Terms of Agreement. The parties hereto will keep the terms of this Agreement confidential and will not disclose the same to any other persons except for disclosures made in confidence to professional advisors, potential investors or acquirors, and government regulatory agencies. Notwithstanding the foregoing, each of the parties shall have the right to correct any material misrepresentation of this Agreement made by the other party, or the other party's agents or distributors, to customers or business associates of the first party. Such correction may be communicated to the party making the misrepresentation and the third party to whom such misrepresentation is made. The parties reserve the right to take action against a third party which continues to misrepresent the terms of this Agreement.

          13.02 Covered Products Confidentiality. Notwithstanding any other provision hereof, including, without limitation, Section 2.02, the parties hereto agree to keep confidential and not to release to others information concerning the detail design, formulation and curing conditions of lenses that are Covered Products, except that nothing herein shall limit the ability of OSI and AVCL to disclose information to a company that has acquired them. The Defendants and their successors will not assist any third party, directly or indirectly, whether or not such party is licensed under the Licensed Patents, to reproduce any of the Covered Products, and hereby represent to the Plaintiffs that they have not previously done so, with the exception that the Defendants have previously assisted [ ]* in the manufacture of its own [ ]* lens, which is a Covered Product. Nothing herein shall preclude either party from manufacturing and selling Covered Products or from publishing or otherwise disseminating information relating to such Covered Product to the extent normally undertaken by contact lens manufacturers and/or historically practiced by OSI or AVCL in connection with the marketing of lenses.

          13.03 Covered Product Claims. The parties hereto shall not make any claim that any Covered Product that they sell is the identical product or that they are manufactured using the exact same technology as a product sold by the other party. Nothing herein shall prevent the parties from disclosing information relating to such Covered Products to the extent normally undertaken by contact lens manufacturers and/or historically practiced by OSI or AVCL in connection with the marketing of lenses.

          14. Governing Law, Arbitration. All disputes arising from or related to this Agreement, shall be resolved by binding arbitration. If the arbitration is initiated by the Plaintiffs, then the arbitration shall be held in London, England, shall be conducted by one or

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

more Queens Counsellors nominated by the London Common Law and Commercial Bar Association, shall be governed by the law of England and Wales and shall be conducted pursuant to the Rules of the London Court of International Arbitration. If the arbitration is initiated by the Defendants, then the arbitration shall be held in San Francisco, California, USA pursuant to the Commercial Rules of Arbitration of the American Arbitration Association and shall be governed by the laws of California. Any such arbitration shall be conducted in a confidential manner. Notwithstanding the foregoing, the Defendants may bring suit through normal legal channels in England and California solely to enforce the Plaintiff's obligations under Sections 4.02 and
4.03 hereof. Such suit may not make any claims other than non-payment under
Section 4.02 and/or 4.03 hereof.

     15. Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible by law, and the other provisions of this Agreement will remain in full force and effect.

     16. Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and supersedes in its entirety all prior and contemporaneous agreements, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof, including, without limitation, that certain Heads of Settlement dated December 4, 1996. No supplement, modification or amendment to this Agreement will be binding as to a given party unless executed in writing by such party; provided, however, that GHG is authorized to agree to and execute supplements, modifications and amendments on behalf of all Defendants other than AVCL.

     17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     18. Notices. Any notice required or permitted to be given hereunder, shall be given in writing, by delivery in person or by recognized express courier addressed to the parties at their address set forth below their signatures, or to such other place or places as any of the parties may have designated for that purpose by written notice given in the manner provided herein to the other parties hereto.

     19. Further Assurances. The parties hereto will take any actions reasonably requested by another party hereto to implement this Agreement.

     20. Binding Effect. This Agreement is binding on, and shall inure to the benefit of, the assigns, successors and heirs of the parties hereto. The parties expressly acknowledge that this agreement may be assigned to an acquiror in connection with an acquisition of OSI or AVCL.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first written above.


Aspect Vision Care Ltd.                 /s/ ALBERT HENRY MORLAND
                                        -------------------------------
By: /s/ A.D. GALLEY                     Albert Henry Morland
   ------------------------------
Its:      Director                      Address: 7 Bitterne Place,
    -----------------------------                Newport, Isle of Wight
Address:  Unit 2, Northbridge Road
          Berkhamstead, Hertfordshire   /s/ IVOR ATKINSON
          HP4 1EH England               -------------------------------
                                        Ivor Atkinson

New Focus Health Care Ltd.              Address: 90 Queens Drive,
By: /s/ A.D. GALLEY                              Surbiton, Surrey, KT5 8PP
   ------------------------------                England
Its:      Director
    -----------------------------       /s/ WILFRED TREVOR BROOKER
Address:  Unit 2, Northbridge Road      -------------------------------
          Berkhamstead, Hertfordshire   Wilfred Trevor Brooker
          HP4 1EH England
                                        Address: Grimbles Barn, Buckland Village
/s/ GEOFFREY HARRISON GALLEY                     Aston Clinton, Buckinghamshire
-------------------------------                  HP22 5HY England
Geoffrey Harrison Galley

Address: Red Lodge, The Close,          Ocular Sciences Ltd.
         Totteridge, London N20 8PJ     By: /s/ JOHN D. FRUTH
         England                           -----------------------------
                                        Its:   Director
/s/ ANTHONY DAVID GALLEY                ----------------------------
-------------------------------         Address: Reliant Close, Chandlers Ford,
Anthony David Galley                             Eastleigh, Hampshire S053 4ND
                                                 England
Address:  Beacon Wey, The Hangers,
          Bishops Waltham,
          Hants S032 1FZ                O.S.I. Corporation
          England                       By: /s/ JOHN D. FRUTH
                                           -----------------------------
/s/ BARRIE BEVIS                        Its: President
-------------------------------             ----------------------------
Barrie Bevis                            Address: 475 Eccles Avenue
                                                 So. San Francisco, CA 94080
Address: 53, Wilderness Heights,                 USA
         West End, Southampton S03 3PS
         England
                                         /s/ JOHN D. FRUTH
                                        -------------------------------
                                        John David Fruth

                                        Address:   c/o OSI Corporation
                                                   475 Eccles Avenue
                                                   So. San Francisco, CA 94080
                                                   USA

                       (Settlement Agreement and Release]

                                List of Exhibits

A-1      Stipulation of Dismissal of U.S. Action

A-2      Stipulation of Dismissal of U.K. Action

A-3      Stipulation of Dismissal of U.K. Action

B        Covered Products

C        Amendment to Registration Rights Agreement and Shareholder Agreement

D        Voting Trust Agreement

E        Patent License Agreement

F-1      OSI Press Release

F-2      AVCL Press Release

                                   EXHIBIT A-1

                     STIPULATION OF DISMISSAL OF U.S. ACTION

Terence M. Fruth                              Filed February 28, 1997
Thomas E. Jamison                               RICHARD W. WIEKING
FRUTH & ANTHONY, P.A.                       Clerk, U.S. District Court
3750 IDS Center                            Northern District of California
80 S. Eighth Street
Minneapolis, MN 55402
Telephone: 612-349-6969

Timothy K. Roake, SBN 99539
FENWICK & WEST LLP
Two Palo Alto Square
Palo Alto, CA 94306
Telephone: 415-494-0600

Attorneys for Plaintiff, O.S.I.
Corporation, d/b/a Ocular
Sciences/American Hydron, Inc.

                          UNITED STATES DISTRICT COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                             No. C95-0054 VRW (CMP)

               STIPULATION RE DISMISSAL WITH PREJUDICE AND ORDER


                           O.S.I. Corporation, d/b/a
                        Ocular Sciences/American Hydron
                                   Plaintiff,
                                       v.
           Geoffrey H. Galley, Anthony D. Galley, Albert H. Morland,
                        Ivor Atkinson and Barrie Bevis,
                                  Defendants.

        The parties hereto, by and through their respective counsel, pursuant to Federal Rules of Civil Procedure, Rule 41(a)(1), and pursuant to a Settlement Agreement And Release dated as of February 27, 1997, hereby stipulate that this matter may now be, and should be, dismissed with prejudice.


STIPULATION RE DISMISSAL WITH PREJ. & [PROPOSED] ORDER
CASE NO. C95-0054-VRW

        The parties further stipulate that each party hereby waives any right to reimbursement of any costs or fees in this action.

Dated:   February 28, 1997              FRUTH & ANTHONY, P.A.

                                        and

                                        FENWICK & WEST LLP

                                        By /s/ TIMOTHY K. ROAKE
                                           -----------------------------------
                                           Timothy K. Roake
                                           Attorneys for Plaintiff O.S.I.
                                           Corporation, d/b/a Ocular
                                           Sciences/American Hydron, Inc.




Dated:   February 27, 1997              BROWNE & WOODS


                                        By /s/ ROBERT B. BROADBELT
                                           -----------------------------------
                                           Robert B. Broadbelt, Esq.
                                           Attorneys for Defendants
                                           Geoffrey H. Galley and
                                           Anthony D. Galley


                                        ORDER

      IT IS SO ORDERED.

Dated:  February __, 1997.              By [SIG]
                                           -----------------------------------
                                           UNITED STATES DISTRICT JUDGE








STIPULATION RE DISMISSAL WITH PREJ. & [PROPOSED] ORDER

CASE NO. C95-0054-VRW

                                   EXHIBIT A-2

                     STIPULATION OF DISMISSAL OF U.K. ACTION

                                  Exhibit A-2

IN THE HIGH COURT OF JUSTICE                                   CH 1995 P No 106

CHANCERY DIVISION

PATENTS COURT

BETWEEN:


                       (1) OCULAR SCIENCES LIMITED
                       (formerly Precision Lens Laboratories Limited)

                       (2) OSI CORPORATION
                       (A Corporation incorporated under the
                       laws of State of California)

                                                                      Plaintiffs

                                    - and -

                       (1) ASPECT VISION CARE LIMITED
                       (2) NEW FOCUS HEALTH CARE LIMITED
                       (3) ANTHONY DAVID GALLEY
                       (4) GEOFFREY HARRISON GALLEY
                       (5) ALBERT HENRY MORLAND
                       (6) IVOR ATKINSON
                       (7) BARRIE BEVIS
                       (8) W TREVOR BROOKER

                                                                     Defendants

                             ---------------------
                                 CONSENT ORDER
                             ---------------------

UPON THE Plaintiffs and Defendants by the respective solicitors agreeing in writing to this Order by the countersigning thereof,

BY CONSENT IT IS ORDERED THAT

1. These proceedings, including without limitation all claims and counterclaims, be dismissed; and

2.  There be no order as to costs.


/s/ BRISTOWS COOKE & CARPMAEL                   /s/ BOND PEARCE
-----------------------------                   ---------------
Bristows Cooke & Carpmael                       Bond Pearce
(Solicitors for the Plaintiffs)                 (Solicitors for the Defendants)

Dated this 27th day of Feb. 1997

                       IN THE HIGH COURT OF JUSTICE
                       CHANCERY DIVISION
                       PATENTS COURT
                       CH 1995 P No 106

                       BETWEEN:


                       (1) OCULAR SCIENCES LIMITED
                       (formerly Precision Lens Laboratories Limited)

                       (2) OSI CORPORATION
                       (A Corporation incorporated under the
                       laws of the State of California)

                                                                      Plaintiffs

                                    - and -

                       (1) ASPECT VISION CARE LIMITED
                       (2) NEW FOCUS HEALTH CARE LIMITED
                       (3) ANTHONY DAVID GALLEY
                       (4) GEOFFREY HARRISON GALLEY
                       (5) ALBERT HENRY MORLAND
                       (6) IVOR ATKINSON
                       (7) BARRIE BEVIS
                       (8) W TREVOR BROOKER

                                                                     Defendants

                             ---------------------
                                     ORDER
                             ---------------------

                        Messrs Bristows Cooke & Carpmael
                        10 Lincoln's Inn Fields
                        London
                        WC2A 3BP
                        Solicitors for the Plaintiffs

                        Tel: 0171 400 8000
                        Fax: 0171 400 8050
                        Ref: 277/C

                                   EXHIBIT A-3

                           STIPULATION OF U.K. ACTION

                                  Exhibit A-3

IN THE HIGH COURT OF JUSTICE                                   CH 1995 G No 1116


CHANCERY DIVISION

PATENTS COURT

BETWEEN:


                          (1) GEOFFREY HARRISON GALLEY
                          (2) ANTHONY DAVID GALLEY
                          (3) ALBERT HENRY MORLAND
                          (4) BARRIE BEVIS
                          (5) IVOR ATKINSON

                                                                      Plaintiffs

                                    - and -

                          OCULAR SCIENCES LIMITED

                                                                      Defendant

                             ---------------------
                                 CONSENT ORDER
                             ---------------------

UPON THE Plaintiffs and Defendant by the respective solicitors agreeing in writing to this Order by the countersigning thereof,

BY CONSENT IT IS ORDERED THAT

1. These proceedings, including without limitation all claims and counterclaims, be dismissed; and

2.  There be no order as to costs.


/s/ BOND PEARCE                                 /s/ BRISTOWS COOKE & CARPMAEL
---------------                                 -----------------------------
Bond Pearce                                     Bristows Cooke & Carpmael
(Solicitors for the Plaintiffs)                 (Solicitors for the Defendant)

Dated this 27th day of Feb. 1997

                        IN THE HIGH COURT OF JUSTICE
                        CHANCERY DIVISION
                        PATENTS COURT
                        CH 1995 G No 1116

                                    BETWEEN:


                          (1) GEOFFREY HARRISON GALLEY
                          (2) ANTHONY DAVID GALLEY
                          (3) ALBERT HENRY MORLAND
                          (4) BARRIE BEVIS
                          (5) IVOR ATKINSON

                                                                      Plaintiffs

                                    - and -

                          OCULAR SCIENCES LIMITED

                                                                      Defendant

                             ---------------------
                                 CONSENT ORDER
                             ---------------------

                        Messrs Bristows Cooke & Carpmael
                        10 Lincoln's Inn Fields
                        London
                        WC2A 3HP
                        Solicitors for the Defendant

                        Tel: 0171 400 8000
                        Fax: 0171 400 8050
                        Ref: 277/C

                                                        CONFIDENTIAL VERSION

                                    EXHIBIT B

                                COVERED PRODUCTS

1.   [         ]*

     Material:                       [         ]*
     Water Content:                  [         ]*
     Fittings:                       [         ]*
     Powers:                         [         ]*
     Nominal Center Thickness:       [         ]*

2.   [         ]*

     Material:                       [         ]*
     Water Content:                  [         ]*
     Fittings:                       [         ]*
     Powers:                         [         ]*
                                     [         ]*
     Nominal Center Thickness:       [         ]*

3.   [         ]*

     Material:                       [         ]*
     Water Content:                  [         ]*
     Fittings:                       [         ]*
     Powers:                         [         ]*
     Nominal Center Thickness:       [         ]*

4.   [         ]*

     Material:                       [         ]*
     Water Content:                  [         ]*
     Fittings:                       [         ]*
     Powers:                         [         ]*
     Nominal Center Thickness:       [         ]*

5.   [         ]*

     Material:                       [         ]*
     Water Content:                  [         ]*
     Fittings:                       [         ]*
     Powers:                         [         ]*
     Nominal Center Thickness:       [         ]*

6.   [        ]*

     Material:                        [        ]*
     Water Content:                   [        ]*
     Fittings:                        [        ]*
     Powers:                          [        ]*
     Nominal Center Thickness:        [        ]*

All of the above specified lenses being of a design having [        ]*.





* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    EXHIBIT C

      AMENDMENT TO REGISTRATION RIGHTS AGREEMENT AND SHAREHOLDER AGREEMENT


Filed as Exhibit 4.02 to the Registrant's Registration Statement on Form S-1 filed May 19, 1997 (Registration No. 333-27421).

                                    EXHIBIT D

                             VOTING TRUST AGREEMENT

                                    EXHIBIT D


                             VOTING TRUST AGREEMENT


        This Voting Trust Agreement (the "Agreement") is entered into and effective as of February 27, 1997, by and among Geoffrey H. Galley, Anthony D. Galley, Barrie Bevis, Albert H. Morland and Ivor Atkinson (collectively, the "Shareholders"), Francis R. Tunney, Jr. as Trustee (Mr. Tunney, or any successor Trustee appointed in accordance herewith, is referred to as the "Trustee"), and O.S.I. Corporation, a California corporation (the "Company").

                                    RECITALS

        A. The Shareholders are current shareholders of the Company and, in the aggregate, hold 996,312 shares of the Company's Common Stock.

        B. Pursuant to a Settlement Agreement and Release dated as of the date hereof by and among the Shareholders, the Company and certain other parties, the Shareholders have agreed to place all of their shares of the Company's voting stock in a voting trust to be voted as set forth herein.

        In consideration of the mutual covenants herein contained, the Shareholders, the Trustee and the Company agree as follows:

        1. Purpose of Voting Trust. The purpose of this Voting Trust is to ensure that, during the term of this Agreement, all votes, actions and consents to be taken with respect to all shares of voting stock of the Company now owned, or to be owned in the future, by the Shareholders shall be taken by the Trustee on behalf of the Shareholders.

        2. Transfer of Voting Stock to Trustee. Each of the Shareholders shall, upon execution of this Agreement, duly endorse or cause to be endorsed in blank the certificate or certificates representing all shares of the Company's voting stock now owned (whether of record or beneficially) by such Shareholder, and will deliver the same to the Trustee. Each Shareholder further agrees that, during the term of this Agreement, such Shareholder will likewise immediately endorse and deliver to the Trustee any and all certificates for additional shares of the Company's voting stock that such Shareholder may hereafter acquire. Shares of the Company's stock which the Shareholders are required to deliver to the Trustee under this Section 2 shall be hereinafter collectively referred to as the "Shares". Promptly upon receipt of such certificates, the Trustee shall cause such Shares to be transferred in the name of the Trustee or a nominee name designated by the Trustee on the Company's books and records, and shall file a duplicate copy of this Agreement with the Secretary of the Company. The failure by any Shareholder to deliver certificates for Shares to the Trustee shall not affect or impair the trust created hereby or the rights of the Trustee under this Agreement.

        3.      Voting Trust Certificates.

                (a) Issuance. Pursuant to Section 25102(f) of the California Corporations Code and in reliance on the representations of each Shareholder in
Section 7 of this Agreement, the Trustee shall issue and deliver to each Shareholder a Voting Trust Certificate (a "Certificate") representing the Shares deposited with and held by the Trustee for the benefit of such Shareholder under this Agreement. Such Certificates shall be in the form of Exhibit "A" hereto and shall be signed by the Trustee.

                (b) Certificate Book. The Trustee shall keep correct books of account of all his business and transactions in his capacity as Trustee; and shall also keep a book to be known as the Certificate Book, containing the names of all persons who are Shareholders, showing their mailing addresses, the number and type of Shares represented by the Certificates held by them and the date on which they became the owner thereof.

                (c) Legend. The Certificates shall be legended with all legends with which the underlying Shares were required to be legended, together with substantially the following legend:

        THE SHARES REPRESENTED BY THIS VOTING TRUST CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING TRUST AGREEMENT DATED FEBRUARY __, 1997, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF O.S.I. CORPORATION, AND THESE SHARES MAY NOT BE SOLD, PLEDGED, GIFTED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH VOTING TRUST AGREEMENT.

                (d) Lost Certificates. If a Certificate shall be lost, stolen, mutilated or destroyed, the Trustee, in his discretion, may issue a duplicate of such Certificate upon receipt of evidence of such loss satisfactory to him and an indemnity agreement satisfactory to him, and upon receipt of the existing Certificate, if mutilated. The Trustee may also require the holder of such Certificate to pay fees and expenses as may be applicable to the reissuance of a duplicate Certificate.

                (e) Registered Owner. The Trustee may treat the registered holder of each Certificate as the absolute owner thereof for all purposes whatsoever, and accordingly shall not be required to recognize any legal, equitable or other claim or interest in such Certificate on the part of any other person, whether or not it or they shall have express or other notice thereof.

                (f) Transfer Procedures. A Certificate shall be transferable on the books of the Trustee by the registered holder thereof, only to the extent that the underlying Shares were transferable by the applicable Shareholder, in person or by attorney-in-fact, and upon surrender of such Certificate duly endorsed for assignment or accompanied by a duly executed instrument of assignment, and upon payment of any transfer taxes or other charges in connection with the transfer. All permitted transfers of Certificates shall be recorded in the Certificate Book and any permitted transfer made of any Certificate shall vest in the transferee all rights of the transferor, and shall subject the transferee to the same limitations as those imposed on the transferor by the terms of the Certificate and this Agreement. Upon any such permitted transfer, the Trustee shall deliver a Certificate to such transferee representing the number of Shares represented by the Certificate so transferred. Each permitted transferee of a Certificate shall be deemed to be a Shareholder under this Agreement. If a transfer is to be made of less than all of the Shares represented by a Certificate, the Trustee shall reissue to the transferor a Certificate with respect to the Shares being retained by transferor.

                (g) Securities Laws Compliance and Compliance with Other Agreements. Neither the Shares nor the Certificates have been registered under the Securities Act of 1933, as amended (the "Act") or registered or qualified for resale under any applicable state law regulating securities. The Certificates may not be offered, sold, transferred or hypothecated in the absence of registration or the availability of an exemption from registration under the Act and any applicable state law regulating securities. Each Shareholder agrees not to sell, transfer, pledge or hypothecate such Certificate unless the Trustee shall be reasonably satisfied that such sale or other disposition does not violate the provisions of any agreement to which the Shareholder is a party and unless either: (i) the transfer of the Certificate is registered under the Act pursuant to a current and effective registration statement at the time of such sale, transfer, pledge or hypothecation and is registered or qualified under any applicable state law regulating securities; or
(ii) the Trustee has been furnished an opinion of counsel satisfactory in form and substance to the Trustee that the Certificate may be so transferred or disposed of without such registration or qualification. Each holder of Certificate agrees that the Trustee may refuse to transfer any Certificate except as aforesaid.

        4. Acceptance of Trust. The Trustee, by executing this Agreement, and each successor Trustee upon being appointed as such, accepts the voting trust created hereby and agrees to carry out the terms and provisions hereof.

        5.      Trustees Rights, Powers, Duties and Expenses.

                (a) Voting Rights. During the term of this Agreement, and except as otherwise provided herein, the Trustee shall possess and shall be entitled to exercise, with respect to the Shares, in person, or by his agent, attorney-in-fact, or proxies, all voting rights and powers of absolute owners and holders of such Shares, specifically including the right to vote, assent or consent with respect thereto, and to take part in and consent to any corporate or shareholder action of any kind whatsoever, whether by a vote at a meeting of shareholders or by written consent, and to receive stock distributions with respect to said Shares as provided in subsection 5(e) herein. In all such votes the Trustee will vote the Shares in the same manner and same percentage as Allergan, Inc., or any successor corporation ("Allergan") and Galen Partners, L.P. and Galen Partners International, L.P., or any successor entity ("Galen") vote their shares of the voting stock of the Company, in the aggregate. For example, if Allergan and Galen, when taken together, vote 80% of their shares for an issue and 20% against, then the Shares shall also be voted 80% for and 20% against. Notwithstanding anything to the contrary herein, the Trustee will not vote the Shares in favor of any action that would materially and adversely affect the rights of the Shareholders in a different manner than the other Common Stock shareholders of the Company, as determined by the Trustee.

                (b) Scope of Voting Rights. The right of the Trustee to vote, assent or consent with respect to the Shares shall include, without limitation, the right to vote at any election of directors, to vote on any proposal to amend the articles of incorporation and/or by-laws of the Company, to vote in favor of, or in opposition to, approval of any merger, consolidation, dissolution, liquidation or reorganization of the Company and on any other action of any character whatsoever which may be presented at any meeting or require the consent of shareholders of the Company.

                (c) No Right to Sell Shares. The Trustee shall have no authority to sell, pledge, hypothecate, or otherwise dispose of any of the Shares deposited pursuant to this Agreement.

                (d) Permitted Activities. The Trustee and any firm, corporation, trust, or association of which Trustee may be a trustee, owner, member, shareholder, director, officer, agent, or employee may contract with or may become financially interested in any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though such Trustee were not a trustee hereunder. The Trustee may act as a director and/or officer of the Company or of any subsidiary or controlled or affiliated corporation of the Company, and may vote the Shares held hereunder in favor of his election as such. The Shareholders acknowledge that the Trustee is currently a director of the Company and the general counsel of Allergan, Inc., a major shareholder of the Company.

                (e)     Notices, Dividends and Distributions.

                        (i) Notices. The Trustee shall forward to each Shareholder copies of all notices, reports, statements and other communications received from the Company with respect to the Shares.

                        (ii) Non-Stock Distributions. Each Shareholder shall be entitled to receive payments equal to the amount of cash dividends, if any, collected or received by the Trustee upon the number of Shares in respect of which such Shareholder is the registered holder of a Certificate, less the deductions provided for in subsection 5(e)(vi) below. Such payments shall be made, as soon as practicable after the receipt of such dividends, to the Certificate holders registered as such at the close of business on the record date determined by the Company for such dividend. In his discretion, the Trustee may arrange with the Company for the direct payment by the Company of dividends to the registered Certificate holders.

                        (iii) Stock Distributions. If the Trustee shall receive, as a dividend or other distribution upon any Shares held by him under this Agreement, any additional shares of the Company's stock having voting power (as that term is defined in the California General Corporation Law), or convertible into or exchangeable for securities having such voting power, the Trustee shall hold the same subject to this Agreement in proportion to the Shareholders' respective interests as shown on the books of the Trustee. The Trustees shall issue Certificates with respect of such shares or other securities to the Shareholders as their interests may appear.

                        (iv) Dissolution of the Company. Notwithstanding anything to the contrary herein, in the event that upon dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights or property to which the holders of the Shares deposited hereunder are entitled, then the Trustee shall distribute the same among the Shareholders in accordance with the terms of the Company's Articles of Incorporation in proportion to the Shareholders' respective interests as shown by the books of the Trustee, less the deductions provided for in subsection 5(e)(vi) below, or the Trustee may in his discretion deposit such moneys, securities, rights or property with any bank or trust company with authority and instructions to distribute the same as above provided, and upon such deposit all further obligations or liabilities of the Trustee in respect of such moneys, securities, rights or property so deposited shall cease.

                        (v) Other Distributions. If the Trustee shall receive or collect any moneys or property through a distribution by the Company to its shareholders not covered by subsections 5(e)(ii), (iii) or (iv) hereof, then the Trustee shall distribute the same to the Shareholders in proportion to their respective interests as shown on the books of the Trustee, less the deductions provided for in subsection 5(e)(vi) below.

                        (vi) Withholdings. There shall be deducted and withheld from every distribution under this Agreement any taxes, assessments, and other amounts that may be required by law to be deducted or withheld.

                (f)     Use of Discretion; Limited Liability.

                        (i) In voting, or otherwise acting hereunder with respect to the Shares deposited hereunder, the Trustee shall be entitled to exercise his own absolute discretion and judgment subject to the conditions imposed by subsection 5(a) hereof; and neither the Trustee nor any of his agents shall incur any responsibility or liability by reason of any error of law or anything done or suffered or omitted, except for individual willful misconduct or gross negligence. Neither the Trustee nor any of his agents shall be required to give any bond or other security for the discharge of duties.

                        (ii) Under no circumstances will the Trustee be obligated to notify, confer with or seek the advice, consent, counsel, approval, confirmation or ratification of the Shareholders with regard to any matter which does or may be submitted to the shareholders of the Company for their approval. The Trustee will not be liable to the Shareholders for any vote cast by the Trustee in accordance with the terms of this Agreement.

                (g) Expenses of Trustee. The Trustee may employ counsel, and provide for such other assistance as may be convenient, in the performance of his functions. The Company shall indemnify the Trustee against all expenses, claims and liabilities incurred by him in connection with or arising out of this Agreement for the discharge of his duties hereunder to the full extent permitted by law. The Company shall, at the request of the Trustee, advance funds to pay expenses incurred for legal or other assistance provided to the Trustee or for legal fees or other expenses incurred by the Trustee in the defense of any action, claim or proceeding arising as aforesaid.

                (h) Construction of Agreement. The Trustee is authorized and empowered to construe this Agreement, and his reasonable construction made in good faith shall be conclusive and binding upon the Shareholders and upon all parties hereto. The Trustee may consult with legal counsel, which may but need not be counsel to the Company, and any action under this Agreement taken or permitted in good faith by him in accordance with the opinion of such counsel shall be conclusive upon the Shareholders and upon all parties hereto, and the Trustee shall be fully protected and be subject to no liability with respect to such action.

        6. Rights of Shareholders. The Shareholders shall have rights in the Certificates and in the Shares deposited in trust by such Shareholders subject to the terms and provisions of this Agreement. Any heir, assignee or transferee or person entitled to an interest in the rights of the Shareholders to the Voting Trust Certificates or the Shares deposited by such Shareholders in trust hereunder shall be subject to and bound by the provisions of this Agreement.

        7. Representations of Shareholders. Each Shareholder hereby represents and warrants to the Trustee and the Company that:

                (a) such Shareholder is acquiring the Certificate(s) for such Shareholder's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Certificate(s) within the meaning of the Act;

                (b) such Shareholder has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that such Shareholder reasonably considers important in making the decision to acquire the Certificate(s), and the Shareholder has had ample opportunity to ask questions of the Company's representatives concerning such matters and this acquisition;

                (c) By reason of such Shareholder's business or financial experience or the business or financial experience of such Shareholder's professional advisors who are unaffiliated with and who are not compensated by the Company or the Trustee, such Shareholder is capable of evaluating the merits and risks of this investment and has the ability to protect such Shareholder's own interests in this transaction; and

                (d) such Shareholder understands and acknowledges that, in reliance upon the representations and warranties made by such Shareholder herein, the Certificate(s) are not being registered with the Securities and Exchange Commission ("SEC") under the Act or being qualified under the California Corporate Securities Law of 1968, as amended (the "Law"), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the Act and the Law which impose certain restrictions on such Shareholder's ability to transfer the Certificate(s).

        8. Successor Trustee. The Company and the Shareholders holding Certificates representing a majority in interest in the Shares may at any time jointly remove the Trustee from office and appoint a successor Trustee. The Trustee may at any time resign by delivering to the Company his resignation in writing, to be effective in accordance with its terms. Except as otherwise provided herein, if the Trustee shall resign, or in the event of the death or incapacity to act of a Trustee, then a successor will be appointed jointly by the Company and the Shareholders holding Certificates representing a majority in interest in the Shares. If a successor Trustee has not been appointed within 30 days of the resignation, removal or death of the current Trustee, then the successor Trustee shall be William Grant.

        9. Reorganization of Company. In case the Company is merged into or consolidated with another corporation, then in connection with such transfer the term "Company" for all purposes of this Agreement shall be taken to include such successor corporation, and the Trustee shall receive and hold under this Agreement the stock of such successor corporation received on account of the ownership, as Trustee hereunder, of the stock held hereunder prior to such merger or consolidation. Certificates issued and outstanding under this Agreement at the time of such merger or consolidation may remain outstanding, or the Trustee may, in his discretion, substitute for such Certificates new Certificates in appropriate form, and the term "Shares" as used herein shall be taken to include any stock which may be received by the Trustee in lieu of all or any part of the Shares. Nothing herein shall limit the applicability of
Section 10(b)(ii) regarding the termination of this Agreement in the event of a merger or consolidation meeting certain requirements.

        10.     Term and Termination.

                (a) Irrevocable During Term. The voting trust created by this Agreement is hereby expressly declared to be irrevocable during its term, and may not be terminated except as provided in subsection 10(b) below.

                (b) Term. The term of this Agreement shall commence on the date of this Agreement and shall terminate upon the first to occur of any of the following events:

                        (i)     the second anniversary of the date hereof;

                        (ii) the effective date of a merger or consolidation of the Company with or into any other corporation or a sale of all or substantially all of the Company's assets, where the Company's shareholders prior to such transaction do not retain stock representing a majority of the voting power of the surviving corporation of such transaction;

                        (iii) the date on which a registration statement relating to the Company's initial public offering of its Common Stock is declared effective by the Securities and Exchange Commission; or

                        (iv) the voluntary or involuntary dissolution of the Company.

                (c) Post-Termination Procedures. As soon as practicable after the termination of this Agreement, the Trustee shall deliver to each Shareholder share certificates or securities representing the number of Shares or other securities in respect of which Certificates registered in the name of such Shareholder were issued, upon the surrender of such Certificate properly endorsed and upon payment of a sum sufficient to cover any tax or governmental charge applicable to the transfer or delivery of such Certificates. If any such Shareholder cannot be located or fails or refuses to surrender Certificates in exchange for shares or other securities as provided for above, the Trustee may, in his discretion, deliver said Shares or other securities to the Company or to any bank or trust company in California for the benefit of the person or persons entitled thereto. Upon any such delivery, the Trustee will be fully acquitted and discharged from all responsibility or liability with respect to said shares or other securities.

        11. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of service if delivered personally or (ii) on the date of deposit for delivery with a commercial express courier service, in each case addressed as follows: if to registered holders of Certificates, at the address for each such holder set forth on his Certificate; if to the Trustee at the address specified below its signature on this Agreement; if to the Company, at 475 Eccles Avenue, South San Francisco, CA 94080; or such different address as may be specified to the other parties by notice given as provided herein.

        12. Filing, Inspection Rights. A duplicate of this Agreement and of each amendment hereto shall be kept on file with the Secretary of the Company and shall be open to inspection by any holder of a Certificate or any shareholder of the Company on the same terms as the record of shareholders of the Company is open to inspection.

        13. Amendment. Except as otherwise provided, any term of this Voting Trust may be amended and the observance of any term of this Voting Trust may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the consent of the Company, the Trustee and Shareholders holding Certificates representing a majority in interest in the Shares.

        14. Successors and Assigns. Except as expressly set forth to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators, executors and legal representatives of the parties hereto; provided, however, that the transfer of any interest in this Agreement shall be subject to the transferee's consent to be bound by all provisions of this Agreement.

        15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument.

        16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

        17. Severability. If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable in any respect, then such provision shall be enforced only to the extent to which it shall be valid and enforceable, and any such invalidity or unenforceability shall not affect any other provisions of this agreement. If any unenforceable provision of this Agreement may be modified so as to be enforceable under applicable law, then such provision shall be deemed to have been modified so as to be enforceable to the fullest extent permitted by law.

        18. Captions. The captions to Sections of this Agreement have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.

        19. Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreement or understandings, whether written or oral, regarding such subject matter.



         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

        IN WITNESS WHEREOF, the Company, the Trustee and the Shareholders have executed this Voting Trust Agreement as of the date first written above.


TRUSTEE:                               THE COMPANY:

/s/ Francis R. Tunney, Jr.             By:       /s/ John Fruth
-------------------------------           -------------------------------
Francis R. Tunney, Jr.
c/o Allergan, Inc.                     Name:     John Fruth
2525 DuPont Drive                           -----------------------------
Irvine, CA  92612                      Title:    President
                                             ----------------------------

                                       Address:  475 Eccles Avenue
                                       South San Francisco, California 94080
SHAREHOLDERS:                          U.S.A.

                                       The undersigned hereby agrees to serve as
/s/ Geoffrey H. Galley                 the successor Trustee, as contemplated by
-------------------------------        Section 8, if necessary
Geoffrey H. Galley
Address:  Red Lodge, The Close,        /s/ William Grant
Totteridge, London N20 8PJ             ----------------------------------
England                                William Grant

/s/ Anthony D. Galley                  Address:  200 E. 66th St. #2007
-------------------------------        New York, NY 10021
Anthony D. Galley
Address:  Beacon Wey, The Hangers
Bishops Waltham, Hants S032 1FZ
England

/s/ Barrie Bevis
-------------------------------
Barrie Bevis
Address:  53, Wilderness Heights,
West End, Southampton S03 3PS
England

/s/ Albert H. Morland
-------------------------------
Albert H. Morland
Address:  7 Bitterne Place,
Newport, Isle of Wight


/s/ Ivor Atkinson
-------------------------------
Ivor Atkinson
Address:  90 Queens Drive,
Surbiton, Surrey, KT5 8PP
England

                            [VOTING TRUST AGREEMENT]

                       EXHIBIT A TO VOTING TRUST AGREEMENT

                            VOTING TRUST CERTIFICATE

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER COMPLIES WITH THE TERMS AND CONDITIONS SET FORTH IN A SHAREHOLDERS' AGREEMENT, DATED OCTOBER 30, 1992, AS AMENDED FEBRUARY __, 1997, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF O.S.I. CORPORATION (THE "COMPANY") AND WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. NO TRANSFER OF SUCH SECURITIES WILL BE ALLOWED UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT."

        THE SHARES REPRESENTED BY THIS VOTING TRUST CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING TRUST AGREEMENT DATED FEBRUARY __, 1997, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, AND THESE SHARES MAY NOT BE SOLD, PLEDGED, GIFTED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH VOTING TRUST AGREEMENT.

Certificate No. __________

        This certifies that the undersigned Trustee has received from __________________, of [address], __________ share certificates representing
___________ shares of the common stock of O.S.I. Corporation, a California corporation (the "Company"), and that such shares are held and are to be held by the Trustee subject to the terms and conditions of a Voting Trust Agreement dated February __, 1997 by and among various shareholders of the Company, the Company and the undersigned Trustee (the "Voting Trust Agreement"), a copy of which is on file with the Secretary of the Company. During the term of the Voting Trust Agreement, the Trustee, or his successor, shall possess and be entitled to the exclusive right to vote such shares upon the terms and conditions stated in the Voting Trust Agreement. The terms and conditions of the Voting Trust Agreement are incorporated herein by reference.

        During the term of the Voting Trust Agreement, the holder of this certificate shall be entitled to all dividends and distributions and all other benefits attributable to the share certificates transferred to the Trustee, subject to the terms and conditions of the Voting Trust Agreement.

        Subject to the terms and conditions of the Voting Trust Agreement, this Voting Trust Certificate is transferable on the books of the Trustee only by the registered holder hereof upon the surrender hereof, properly endorsed by the registered holder, to the Trustee. The holder of this Voting Trust Certificate, by the acceptance hereof, assents to and agrees to be bound by all the terms and conditions of the Voting Trust Agreement.

        Upon termination of the Voting Trust Agreement, and subject to its terms and conditions, the Trustee will deliver to the holder of this Voting Trust Certificate share certificates representing the number of shares designated above, on surrender to the Trustee of this Voting Trust Certificate, properly endorsed by the holder, together with payment of a sum sufficient to cover any expenses relating to transfer and delivery of said share certificates.


Dated:
      -------------------------------


                                     TRUSTEE


                                     -----------------------------------
                                     Francis R. Tunney, Jr.

                                    EXHIBIT E

                            PATENT LICENSE AGREEMENT

Filed as Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 filed May 19, 1997 (Registration No. 333-27421).

                                   EXHIBIT F-1

         OCULAR SCIENCES LTD AND ASPECT VISION CARE LTD. AGREE TO SETTLE
                                 LEGAL DISPUTES

          OCULAR SCIENCES LTD AND ASPECT VISION CARE LTD., HAVE AGREED TO ENTER INTO A GLOBAL SETTLEMENT TERMINATING ALL DISPUTES BETWEEN THEM.

          BOTH OSL AND ASPECT CONTINUE TO HOLD LICENSES TO MAKE, USE AND SELL CONTACT LENSES WORLDWIDE UNDER PATENTS HELD BY GH GALLEY AND OTHER INDIVIDUALS COLLECTIVELY KNOWN AS THE
          PATENT OWNERS.

          THE PARTIES HAVE AGREED TO CONCENTRATE ON THE FURTHER GROWTH AND DEVELOPMENT OF THEIR RESPECTIVE BUSINESSES IN THE
          WORLDWIDE CONTACT LENS MARKET, AND TO MAKE NO FURTHER
          COMMENT IN RELATION TO THEIR PREVIOUS DISPUTE.

                              EXHIBIT F-2

                 ASPECT VISION CARE WINS IN HIGH COURT

          JUDGMENT WAS GIVEN BY JUSTICE LADDIE ON 11TH NOVEMBER IN ASPECT VISION CARE'S LONG RUNNING SUIT WITH OCULAR SCIENCES LTD AND OSI CORPORATION.

          AFTER 30 MONTHS OF LITIGATION AND EIGHT WEEKS OF HEARINGS IN THE HIGH COURT THE JUDGE RULED THAT OSL BREACHED ITS SUPPLY CONTRACT WITH AVCL.

          THE TWO COMPANIES HAVE NOW AGREED TO SETTLE THE MATTER UPON PAYMENT BY OCULAR SCIENCES OF CERTAIN UNDISCLOSED AMOUNTS TO AVCL AND OTHERS.

          BOTH AVCL AND OSI CONTINUE TO HOLD LICENSES TO MAKE USE AND SELL CONTACT LENSES WORLD-WIDE UNDER PATENTS HELD BY G H GALLEY AND OTHER INDIVIDUALS COLLECTIVELY KNOWN AS "THE PATENT OWNERS" WHICH WERE FOUND BY THE COURT TO BE VALID.

          SINCE OSL CEASED TO SUPPLY ASPECT WITH PRODUCT IN MAY 1994, ASPECT HAS DEVELOPED ITS OWN MANUFACTURING PLANT AND NOW MANUFACTURES LENSES USING ITS OWN STATE OF THE ART
          MANUFACTURING TECHNOLOGY WHICH HAS BEEN SEPARATELY
          DEVELOPED.

          BOTH PARTIES NOW INTEND TO TERMINATE ALL DISPUTES BETWEEN THEM AND CONCENTRATE ON THE FURTHER GROWTH AND DEVELOPMENT OF THEIR RESPECTIVE BUSINESSES IN THE WORLD-WIDE CONTACT LENS MARKET.